As Filed with the Securities and Exchange Commission on April 10, 2002

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                         AMERISOURCEBERGEN CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                                       23-3079390
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)


                          1300 Morris Drive, Suite 100
                     Chesterbrook, Pennsylvania 19087-5594
                                 (610) 727-7000
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)

                AMERISOURCE CORPORATION EMPLOYEE INVESTMENT PLAN
     BERGEN BRUNSWIG PRE-TAX INVESTMENT RETIREMENT ACCOUNT PLUS EMPLOYER
                              CONTRIBUTIONS PLAN
                  PHARMERICA, INC. 401(k) PROFIT SHARING PLAN

                            (Full title of the plan)

                          William D. Sprague, Esquire
                         AmerisourceBergen Corporation
                          1300 Morris Drive, Suite 100
                          Chesterbrook, PA  19087-5594
                    (Name and address of agent for service)

                                 (610) 727-7000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
Title of shares to be        Amount to be        Proposed maximum      Proposed maximum      Amount of
registered (1)               registered (2)      offering price per    aggregate offering    registration fee
                                                 share (3)             price (3)
--------------------------------------------------------------------------------------------==========================
Common Stock                   1,000,000               $66.43             $66,430,000           $6,111.56
($.01 par value)
======================================================================================================================

(1) This registration statement (the "Registration Statement") registers the issuance of 788,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), which are available for issuance under the AmeriSource Corporation Employee Investment Plan, 200,000 shares under the Bergen Brunswig Pre-Tax Investment Retirement Account Plus Employer Contributions Plan, and 12,000 shares under the PharMerica, Inc. 401(k) Profit Sharing Plan (individually, the "Plan," and collectively, the "Plans").

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate number of interests to be offered or sold pursuant to the Plans described herein, and such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or certain other capital adjustments.

(3) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act on the basis of the average of the high and low prices reported for shares of Common Stock of the Registrant on the New York Stock Exchange on April 5, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

          The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the "Commission"), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information.

          AmerisourceBergen Corporation (the "Registrant") will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to AmerisourceBergen Corporation, 1300 Morris Drive, Suite 100, Chesterbrook Pennsylvania 19087, Attention: William D. Sprague, Esq.; telephone number (610) 727-7000.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents which have been filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

          (a) The Registrant's latest annual report on Form 10-K filed on December 28, 2001 for the year ended September 30, 2001;

          (b) The AmeriSource Corporation Employee Investment Plan's latest annual report on Form 11-K filed on June 29, 2001 for the year ended December 31, 2000;

          (c) The Bergen Brunswig Pre-Tax Investment Retirement Account Plus Employer Contributions Plan's latest annual report on Form 11-K filed on March 28, 2002 for the year ended September 29, 2001;

          (d) The Registrant's Quarterly Report on Form 10-Q filed on February 14, 2002 for the quarter ended December 31, 2001;

          (e) The Registrant's Amended Current Report on Form 8-K/A dated October 29, 2001, amending the Form 8-K dated August 29, 2001; and

          (f) The description of the Common Stock contained in the Registration Statement on Form S-4 (File No. 333-61440), filed with the Commission on May 23, 2001, as amended, and the prospectus filed pursuant to Rule 424(b)(3), filed with the Commission on August 1, 2001, including any amendments or reports filed for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our Common Stock.

          All documents filed by the Registrant or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Delaware law provides that a corporation may include in its certificate of incorporation a provision limiting or eliminating the personal liability of its directors to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director, except for:

          .  a breach of duty of loyalty to the corporation or its stockholders;

          . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          . payment under Section 174 of the Delaware law, which pertains, among other things, to liability for the unlawful payment of a dividend or the repurchase or redemption of stock in violation of Delaware law; or

          . any transaction from which the director derived an improper personal benefit.

          The amended and restated certificate of incorporation, as amended, of AmerisourceBergen provides that the directors of AmerisourceBergen are entitled to the benefits of all limitations on the liability of directors that are now or hereafter become available under Delaware law. Specifically, no director of AmerisourceBergen will be liable to AmerisourceBergen or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to AmerisourceBergen or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the

Delaware law, or (d) for any transaction from which the director derived an improper personal benefit.

          Under Delaware law, a corporation may indemnify directors and officers:

          . for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation; and

          . with respect to any criminal action or proceeding, if they had no reasonable cause to believe that their conduct was unlawful.

          In addition, Delaware law provides that a corporation may advance to a director or officer expenses incurred in defending any action upon receipt of an undertaking by the director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

          The amended and restated certificate of incorporation, as amended, of AmerisourceBergen provides that AmerisourceBergen will indemnify any person who is or was a director or officer of AmerisourceBergen, or is or was serving at the request of AmerisourceBergen as a director, officer or trustee of another corporation, trust or other enterprise, with respect to actions taken or omitted by such person in any capacity in which such person serves AmerisourceBergen or such other corporation, trust or other enterprise, to the full extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification will continue as to a person who has ceased to be a director, officer or trustee, as the case may be, and will inure to the benefit of such person's heirs, executors and personal and legal representatives; provided,
                                                                  --------
however, that, except for proceedings to enforce rights to indemnification,
-------
AmerisourceBergen shall not be obligated to indemnify any person in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized in advance, or unanimously consented to, by the Board of AmerisourceBergen.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


     Exhibit No.    Description
     -----------    -----------
     23.1           Consent of Ernst & Young LLP

     23.2           Consent of Ernst & Young LLP

     23.3           Consent of Deloitte & Touche LLP

     24.1           Power of Attorney (see signature pages at pp. 8-9)

          In accordance with Item 8 of Form S-8, this registration statement does not include Exhibit 5 - Opinion regarding Legality, as:

          1. The Registrant undertakes that the Plans and any amendments thereto have been or will be submitted to the Internal Revenue Service (the "IRS") in a timely manner and all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code have been or will be made.

          2. The Plans provide that shares of the Registrant's Common Stock issued under the Plans will be purchased by the Administrator of the Plan on the open market. The Plans do not provide for such shares to be issued by the Registrant out of its authorized and unissued shares of Common Stock.

Item 9.  Undertakings.

          The undersigned Registrant hereby undertakes as follows:

          (a) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post -effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective Registration Statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the
--------  -------
Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          The Registrant.   Pursuant to the requirements of the Securities Act,
the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Pennsylvania, on April 10, 2002.

                         AMERISOURCEBERGEN CORPORATION

                         By: /s/ R. David Yost
                             -----------------
                             Name: R. David Yost
                             Title:  President and Chief Executive Officer

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William D. Sprague, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  April 10, 2002         /s/ R. David Yost
                              -----------------
                              R. David Yost, President, Chief Executive Officer
                              and Director (Principal Executive Officer)

Date:  April 10, 2002         /s/Michael D. DiCandilo
                              -----------------------
                              Michael D. DiCandilo, Senior Vice President and
                              Chief Financial Officer (Principal Financial and
                              Accounting Officer)

Date:  April 10, 2002         /s/ Robert E. Martini
                              ---------------------
                              Robert E. Martini, Director and Chairman

Date:  April 10, 2002         /s/ Rodney H. Brady
                              -------------------
                              Rodney H. Brady, Director

Date:  April 10, 2002         /s/ Charles H. Cotros
                              ---------------------
                              Charles H. Cotros, Director

Date:  April 10, 2002         /s/ R. C. Gozon
                              --------------------
                              Richard C. Gozon, Director

Date:  April 10, 2002         /s/ Edward E. Hagenlocker
                              -------------------------
                              Edward E. Hagenlocker, Director

Date:  April 10, 2002         /s/ Jane E. Henney
                              ------------------
                              Jane E. Henney, M.D., Director

Date:  April 10, 2002         /s/ James R. Mellor
                              -------------------
                              James R. Mellor, Director

Date:  April 10, 2002         /s/ Francis G. Rodgers
                              ----------------------
                              Francis G. Rodgers, Director

Date:  April 10, 2002         /s/ J. Lawrence Wilson
                              ----------------------
                              J. Lawrence Wilson, Director

                            ACKNOWLEDGMENT BY AGENT

          I, William D. Sprague, have read the above power of attorney and I am the person identified as the attorney-in-fact and agent for the principals whose signatures appear above. I hereby acknowledge that in the absence of a specific provision to the contrary in the power of attorney or in the Pennsylvania Probate, Estates and Fiduciaries Code (20 Pa. C.S.) when I act as attorney-in-fact and agent:

          I shall exercise the power for the benefit of the principals.

          I shall keep the assets of the principals separate from my assets.

          I shall exercise reasonable caution and prudence.

          I shall keep a full and accurate record of all actions, receipts and disbursements on behalf of the principals.


/s/ William D. Sprague        April 10, 2002
----------------------
William D. Sprague          (Attorney-in-fact)

          The Plans.   Pursuant to the requirements of the Securities Act, the
Administrator of the Amerisource Corporation Employee Investment Plan, the Bergen Brunswig Pre-Tax Investment Retirement Account Plus Employer Contributions Plan, and the PharMerica, Inc. 401(k) Profit Sharing Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterbrook, Pennsylvania, on April 10, 2002.

                         AMERISOURCE CORPORATION EMPLOYEE INVESTMENT PLAN

                         BERGEN BRUNSWIG PRE-TAX INVESTMENT RETIREMENT ACCOUNT PLUS EMPLOYER CONTRIBUTION PLAN

                         PHARMERICA, INC. 401(k) PROFIT SHARING PLAN

                         By:  AMERISOURCEBERGEN CORPORATION,
                              Plan Administrator of each of the foregoing

                         By:  /s/ R. David Yost
                              -----------------
                            R. David Yost, President, Chief Executive Officer and Director (Principal Executive Officer)

                                 EXHIBIT INDEX

   23.1  Consent of Ernst & Young LLP

   23.2  Consent of Ernst & Young LLP

   23.3  Consent of Deloitte & Touche LLP

   24.1  Power of Attorney (see signature pages at pp. 8-9)